Securities and Exchange Commission

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DAFOE CORP.

 (Exact Name of registrant as Specified in its Charter)

NEVADA      26-2463412

 (State of Incorporation or Organization)                             (IRS Employee Identification No.)

1802 N. Carson Street, Suite 108-3599, Carson City, NV

89701

 (Address of principal Executive Offices)                                                                (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. [x]

Securities Act registration statement file number to which this form relates: 333-132028.

Securities to be registered pursuant to Section 12(b) of the act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock ($0.01 par value)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of Registrant’s Securities to be Registered.

Furnish the information required by Item 202 of Regulation S-K.

(This description is contained in Registrant’s Registration Statement on Form S-1/A as declared effective by the Securities and Exchange Commission on March 25, 2009 [SEC File Number 333-156521)

ITEM 2.  Exhibits.

3.1	Articles of Incorporation (1)

3.2	Bylaws (1)

4.1	Form of Common Stock Certificate (1)

(1)	Previously filed as an Exhibit to Dafoe Corp’s registration statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

March 30, 2009

DAFOE CORP.

      (Registrant)

/S/ Kyle Beddome

By:

Kyle Beddome

ITS:

CEO, Director